SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2003

Robert Half International Inc.

(Exact name of registrant as specified in charter)

Delaware	1-10427	94-1648752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2884 Sand Hill Road, Menlo Park, CA 94025
(Address of principal executive offices)

(650) 234-6000
(Registrant’s telephone number, including area code)

NO CHANGE
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c)           Exhibits

Exhibit	Description
99	Robert Half International Inc. July 17, 2003 Press Release.

Item 9. Regulation FD Disclosure

On July 17, 2003, Robert Half International Inc. issued a press release reporting earnings for the second fiscal quarter of 2003.

A copy of the press release is attached hereto as Exhibit 99.

The foregoing information and Exhibit 99 are being furnished pursuant to “Item 12 Results of Operations and Financial Condition”, but appear herein under the caption “Item 9 Regulation FD Disclosure” pursuant to Securities and Exchange Commission Release 34-47583.  In accordance with Securities and Exchange Commission Releases 34-47226 and 34-47583, the foregoing information is “furnished”, but not “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robert Half International Inc.

Date: July 17, 2003	By:	/s/ M. KEITH WADDELL
	Name:	M. Keith Waddell
	Title:	Vice Chairman, Chief Financial Officer and Treasurer